EXHIBIT 99.1


Contact:   Paul Coghlan                            5:00 EDT
           Vice President, Finance                 Tuesday, January 18, 2005
           (408) 432-1900                          US1


LINEAR TECHNOLOGY REPORTS INCREASED QUARTERLY SALES AND PROFITS OVER THE PRIOR YEAR'S QUARTER AND INCREASES ITS QUARTERLY CASH DIVIDEND FROM $0.08 TO $0.10 PER SHARE.


         Milpitas, California, January 18, 2005, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its second quarter ended January 2, 2005, were $250,121,000, an increase of 34% over net sales of $186,021,000 for the second quarter of the previous year. The Company also reported net income for the quarter of $102,818,000 or $0.33 diluted earnings per share, an increase of 38% from $74,335,000 or $0.23 diluted earnings per share reported for the second quarter of last year. During the quarter, the Company's cash and short-term investments increased by $27.3 million, net of spending $54.7 million to purchase 1,500,000 shares of common stock.

         The Company increased its quarterly dividend from $0.08 to $0.10 per share. The payment will be made on February 16, 2005 to stockholders of record on January 28, 2005.

         According to Lothar Maier, CEO, "As expected, sales and net income were slightly down from the September quarter. However the Company continued to be cash flow positive and strongly profitable as evidenced by the 41% return on sales. Bookings improved slightly during the quarter, particularly late in the quarter. Our ending on-hand inventory at distributors is lean; cancellations are still minimal; and, lead times have remained unchanged at 4 to 6 weeks.

         These  continue  to be  challenging  times  to  forecast.  Softness  in
bookings  for   semiconductor   companies  has  resulted  from  both   inventory
corrections throughout the various sales channels and also some moderations in the rate of growth of end demand. Looking forward to the March quarter we do not
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expect further inventory  reductions in the sales chain,  rather bookings in the
March quarter will be more reflective of true end-user consumption patterns. We expect end demand to be relatively stable, with bookings increasing moderately over the prior quarter. Consequently, we expect sequential revenues to be similar to the quarter just ended."

         Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended June 27, 2004.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, January 19, 2005 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (719) 457-2633 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from January 19 through January 25, 2005. You may access this post view by calling
(719) 457-0820 and entering reservation # 347471. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of January 19, 2005 until the second quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic

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filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology's high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals,
video/multimedia,   industrial  instrumentation,  security  monitoring  devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                                                   LINEAR TECHNOLOGY CORPORATION
                                                 CONSOLIDATED STATEMENTS OF INCOME
                                              (In thousands, except per share amounts)
                                                            (unaudited)
                                                                       Three Months Ended                  Six Months Ended
                                                                  ----------------------------       ------------------------------
                                                                  January 2,      December 28,       January 2,        December 28,
                                                                    2005              2003              2005              2003
                                                                  --------          --------          --------          --------
Net sales                                                         $250,121          $186,021          $503,149          $360,098
Cost of sales                                                       53,890            43,777           108,729            85,186
                                                                  --------          --------          --------          --------
    Gross profit                                                   196,231           142,244           394,420           274,912
                                                                  --------          --------          --------          --------

Expenses:
    Research & development                                          32,413            24,992            63,047            49,327
    Selling, general and administrative                             26,321            19,240            49,379            36,811
                                                                  --------          --------          --------          --------
                                                                    58,734            44,232           112,426            86,138
                                                                  --------          --------          --------          --------

    Operating income                                               137,497            98,012           281,994           188,774
    Interest income, net                                             7,244             6,684            12,712            13,769
                                                                  --------          --------          --------          --------

Income before income taxes                                         144,741           104,696           294,706           202,543

Provision for income taxes                                          41,923            30,361            88,412            58,737
                                                                  --------          --------          --------          --------

Net income                                                        $102,818          $ 74,335          $206,294          $143,806
                                                                  ========          ========          ========          ========

Basic earnings per share                                          $   0.33          $   0.24          $   0.67          $   0.46
                                                                  ========          ========          ========          ========

Shares used in the calculation of basic
     earnings per share                                            307,856           313,369           307,879           313,389
                                                                  ========          ========          ========          ========

Diluted earnings per share                                        $   0.33          $   0.23          $   0.65          $   0.44
                                                                  ========          ========          ========          ========

Shares used in the
     calculation of diluted
     earnings per share                                            315,797           323,440           315,967           323,167
                                                                  ========          ========          ========          ========

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                    January 2,         June 27,
                                                       2005             2004
                                                   (unaudited)        (audited)
                                                   -----------      -----------
ASSETS

Current assets:
     Cash, cash equivalents and
        short-term investments                     $ 1,731,911      $ 1,656,540

     Accounts receivable, net of
        allowance for doubtful

        accounts of $1,727 ($1,762
        at June 27, 2004)                               97,518           79,142

     Inventories                                        31,912           32,704

     Deferred tax assets and other
        current assets                                  63,321           63,709
                                                   -----------      -----------

     Total current assets                            1,924,662        1,832,095
                                                   -----------      -----------

Property, plant & equipment, net                       214,617          201,080
Other non current assets                                56,359           54,528
                                                   -----------      -----------

Total assets                                       $ 2,195,638      $ 2,087,703
                                                   ===========      ===========


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                                                    January 2,        June 27,
                                                       2005             2004
                                                   (unaudited)       (audited)
                                                   -----------      -----------
LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                                $    10,576      $    14,410

   Accrued income taxes, payroll &
      other accrued liabilities                        138,133          146,342

   Deferred income on shipments
      to distributors                                   45,257           41,862
                                                   -----------      -----------

        Total current liabilities                      193,966          202,614
                                                   -----------      -----------

Deferred tax and other long-term
   liabilities                                          73,620           74,484

Stockholders' equity:

   Common stock                                        875,770          815,472
   Retained earnings                                 1,052,860          997,593
   Accumulated other comprehensive income                 (578)          (2,460)
                                                   -----------      -----------
        Total stockholders' equity                   1,928,052        1,810,605
                                                   -----------      -----------
                                                   $ 2,195,638      $ 2,087,703
                                                   ===========      ===========